H.F. AHMANSON & COMPANY                                      MARCH 8, 1994
EXECUTIVE LONG-TERM INCENTIVE PLAN                           PAGE 1
=========================================
               PLAN OVERVIEW
               --------------------------------

PLAN           The plan provides for (a) annual grants of stock options and (b)
OVERVIEW       annual grants of deferred cash incentive awards through which a participant is given the opportunity to earn a cash award payment based on the Company's performance in terms of objective, quantifiable measures. Such measures and the relationship between maximum awards and performance will be determined by the Compensation Committee prior to the beginning of each three-year performance measurement cycle (except for the three cycles ending
               December 31, 1994, 1995 and 1996) beginning on January 1 and ending on December 31 three years later. Performance measures determined by the Compensation Committee may be based upon any or all of the following criteria: absolute or relative total shareholder return, absolute or relative return on tangible equity and absolute or relative return on assets. For performance measurement cycles ending on or after December 31, 1994 (until further action of the Compensation Committee) the performance measure will be Total Shareholder Return (TSR) and the relationship between maximum awards and performance will be as set forth below in this plan. For purposes of the plan, TSR represents return to shareholders from both stock price appreciation and dividends over the three-year performance measurement cycle, assuming dividends are reinvested quarterly.

PARTICIPATION  Participation in the plan is limited to selected senior
CRITERIA executives of the Company and its subsidiaries as determined by the Compensation Committee of the Board of Directors.

               AWARD OPPORTUNITY
               --------------------------------

TARGET         Each participant is assigned a target award opportunity (i.e.,
AWARDS         the award level consistent with the Company achieving good performance) expressed as a percentage of annual base salary and based on the guidelines in the following table. Actual target awards for individual participants for a given performance cycle may vary from the following guidelines and will be determined by the Compensation Committee.

                              TARGET AWARD GUIDELINES

                                          TARGET AWARD AS A
                         GRADE LEVEL     PERCENT OF BASE SALARY
                         -----------     ----------------------

                            67                   180%
                            65                   160%
                            60 - 64          100% - 135%
                            58 - 59               85%

H.F. AHMANSON & COMPANY                                      MARCH 8, 1994
EXECUTIVE LONG-TERM INCENTIVE PLAN                           PAGE 2
=========================================
               AWARD OPPORTUNITY (CONTINUED)
               --------------------------------

               The salary and grade level used to determine the size of a participant's stock option grant will be the participant's annual base salary rate and grade level in effect as of the date the options are granted by the Compensation Committee. The salary and grade level used to determine a participant's deferred cash incentive award payment will be the participant's annual base salary rate and grade level in effect on the last day of the three-year performance cycle for which the payment is made, except in the case of pro-rata award payments (as provided under "New Hires/Changes in Responsibility" below).

               STOCK OPTIONS
               --------------------------------

TIMING OF      Stock options granted under the plan will be granted annually
GRANTS         on a date during the period from December 1 to February 10 selected by the Compensation Committee.

SIZE OF GRANT  The size of a participant's annual stock option grant will equal one-half of the total value of the participant's target award opportunity under the plan, for the performance measurement cycle commencing in the January nearest to the date of grant. The number of options granted annually to a participant will be calculated by dividing one-half of the participant's total target award opportunity by an estimated value of an option in the Company's common stock determined through the following process:

               (1) Increase the average closing trading price of the Company's common stock for the most recent thirty trading days ending on the last day of the month preceding the date of grant (the "base price") by a compound annual growth rate of 10% for a seven year period;

               (2) Subtract the "base price" from the estimated future stock value determined in step (1);

               (3) Determine the present value of the estimated future gain determined in step (2) using an 8% annual discount rate.

               Example:  (Assuming a $20 "base price")

               (1)  $20 X (1.10) exponential 7 = $38.97

               (2)  $38.97 - $20.00 = $18.97

               (3)  $18.97/(1.08) exponential 7 = $11.07

               The number of common shares covered by an option granted in accordance with the above process will be rounded to the nearest whole number.

H.F. AHMANSON & COMPANY                                      MARCH 8, 1994
EXECUTIVE LONG-TERM INCENTIVE PLAN                           PAGE 3
=========================================
               STOCK OPTIONS (CONTINUED)
               --------------------------------
FORM OF        Options granted under the plan will be granted under the terms
OPTIONS        and conditions of the Company's 1993 Stock Incentive Plan.  Such options will become exercisable in full six months after the date of grant, will have a term of ten years, and will have an exercise price equal to the average of the high and low trading prices of the Company's common stock on the date of grant.


               DEFERRED CASH INCENTIVE
               --------------------------------

TSR            Company TSR performance for calculating deferred cash incentive
MEASUREMENT    payments earned under the plan will be determined by separately calculating the Company's percentile ranking in TSR relative to the TSR performance of the individual companies comprising the S&P 500 Index (excluding the Company) and the individual companies comprising the S&P Banking Index (excluding the Company) for each of the twelve calendar quarters in the performance measurement cycle. For purposes of this comparison, the Company's relative percentile ranking will be calculated separately for each Index. The Company's overall percentile ranking in TSR will then be determined by calculating the Company's average percentile ranking against the two Index groups, with the Company's performance against each Index group weighted equally.

               EXAMPLE:   If the Company's TSR ranking relative to the S&P 500
               Index group for the three-year performance measurement cycle equals the 50th percentile and its TSR ranking relative to the S&P Banking Index group equals the 40th percentile, the Company's overall TSR ranking for plan purposes will equal the 45th percentile.

RANGE OF CASH  The deferred cash incentive portion of a participant's target
AWARD          award opportunity for each performance measurement cycle
OPPORTUNITY    will equal one-half of the total value of that target award opportunity. Actual deferred cash incentive awards earned under the plan may range from 0% to 150% of the deferred cash incentive half of the participant's target award opportunity; provided that in no event shall it exceed $2,000,000 for any performance cycle.
               The actual award earned within this range will be based on the level of the Company's TSR performance for the three-year performance cycle according to the following award/performance table:

H.F. AHMANSON & COMPANY                                      MARCH 8, 1994
EXECUTIVE LONG-TERM INCENTIVE PLAN                           PAGE 4
=========================================
               DEFERRED CASH INCENTIVE (CONTINUED)
               --------------------------------
RANGE OF                         AWARD/PERFORMANCE TABLE
CASH AWARD                           TSR PERFORMANCE
OPPORTUNITY
(CONTINUED)                     COMPANY                  PAYOUT AS A
                        PERCENTILE RANKING      PERCENT OF HALF OF TARGET
                        ------------------      -------------------------

                          75th and Above                 150%
                               60th                      125%
                               50th                      100%
                               40th                       50%
                            Below 40th                     0%

               If the TSR performance of the Company falls between the discrete points contained in the above table, the actual award payout will be interpolated on a linear basis. For example, Company TSR performance equal to the 55th percentile of the peer group will generate a payout equal to 112.5% of the deferred cash incentive half of the target award opportunity.

OTHER          The size of a participant's deferred cash incentive award
LIMITATIONS    payment will be subject to a reduction of up to 20% based upon an assessment of the participant's individual performance during the twelve months immediately prior to the end of the three-year performance measurement cycle. Adjustments for individual performance will be at the discretion of the Compensation
               Committee.

               Also, no participant will be eligible to receive an annual stock option grant or a cash payment under the plan unless the participant's individual performance is considered satisfactory by the Compensation Committee for the calendar year preceding the grant (or if the grant is made in December, for that calendar year), in the case of stock options, or preceding the payment, in the case of cash payments.

               The Compensation Committee may, in its discretion determine not to pay cash incentive awards under the plan if Home Savings of America's core capital as a percent of total assets as of the end of the plan year falls below the level mandated in Section 301 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.


PAYMENT OF     Subject to the limitations described in the prior paragraphs,
EARNED AWARDS  earned deferred cash incentive awards will be paid in cash as soon as possible after the end of each performance measurement cycle, following written certification of the Company's relative
               TSR performance ranking by the Compensation Committee.

H.F. AHMANSON & COMPANY                                      MARCH 8, 1994
EXECUTIVE LONG-TERM INCENTIVE PLAN                           PAGE 5
=========================================
               OTHER PROVISIONS
               -------------------------------

NEW HIRES/     Individuals hired or promoted into a position that would qualify
CHANGES IN     for participation in the plan may be added to the plan at
RESPONSIBILITY any time at the discretion of the Compensation Committee. New participants added to the plan during a performance measurement cycle will be eligible to receive an option grant under the plan at the time of the next regular grant to existing plan participants. In addition, such participants will be eligible to receive a full deferred cash incentive award payment for that cycle, provided that the individual participates in the plan for at least six months during the cycle and the Committee does not decide to pay a prorated award to such individual. Deferred cash incentive awards for individuals moved into positions eligible for higher or lower award levels will be prorated based on time employed in each position during the performance cycle. Pro-rata deferred cash incentive awards will be determined based on the number of full months that an individual participates in the plan
               (or in different award levels, as the case may be) during the performance measurement cycle, divided by 36 unless otherwise determined by the Compensation Committee.

TERMINATION OF If a participant's employment with the Company terminates for any
EMPLOYMENT     reason other than death, permanent disability or normal
               retirement prior to the payment of deferred cash incentive awards for a performance measurement cycle, the participant will be ineligible to receive a deferred cash incentive award payment for that cycle. In the event that a participant's employment with the Company terminates for reason of death, permanent disability or normal retirement prior to the payment of deferred cash incentive awards for a performance cycle, the participant, or in the event of death, the participant's heirs, will receive, at minimum, a pro-rata deferred cash incentive award for the cycle. Pro-rata awards for this purpose will be determined based on the number of full months that the individual participated in the plan during the performance cycle prior to termination of employment, divided by 36 unless otherwise determined by the Compensation Committee.

               Deferred cash incentive awards for individuals who terminate employment with the Company for any reason during a performance measurement cycle will be paid (if an award is otherwise payable under the terms of the plan) at the same time as deferred cash incentive awards are paid to other participants in the plan. For purposes of the plan, normal retirement refers to retirement at or after age 65 in accordance the Company's executive retirement policies and program.

               Upon a participant's termination of employment from the Company for any reason other than death, permanent disability, normal retirement, or retirement with the consent of the Company at an earlier date, unexercised stock options previously granted to the participant under the plan must be exercised within a

H.F. AHMANSON & COMPANY                                      MARCH 8, 1994
EXECUTIVE LONG-TERM INCENTIVE PLAN                           PAGE 6
=========================================
               OTHER PROVISIONS (CONTINUED)
               --------------------------------

TERMINATION OF period of 90 days following termination of employment or be
EMPLOYMENT     forfeited. Upon a participant's termination of employment
(CONTINUED)    from the Company for reason of death, permanent disability, normal retirement, or retirement with the consent of the Company at an earlier date, options previously granted to the participant under the plan may be exercised from time to time until expiration of the original term of such options.

TRANSITION     This plan is effective as of January 1, 1994 and supersedes the
FROM EXISTING Company's Executive Long-Term Incentive Plan, subject to the LONG-TERM PLAN transition provisions set forth below.

               To the extent any cash incentive award with respect to the performance measurement cycles ending on December 31, 1994 and December 31, 1995, when added to the participant's expected base salary and other applicable employee remuneration (for purposes of Internal Revenue Code section 162(m)) for the calendar year in which the cash incentive award is payable, would exceed $1 million, that portion of such cash incentive award shall not be paid to the participant, but shall automatically be deferred, earn interest and be payable on the same terms and conditions as are contained in Articles I and II; Sections 4.1 through 4.6, 5.1, 5.8 through 5.13, 5.15 and 5.16; and Articles VI through XI (except Section 11.8) of the Company's Elective Deferred Compensation Plan (the "EDCP"). The form of payment shall be a lump sum and such deferral shall be mandatory, notwithstanding anything to the contrary in the above-mentioned Articles and Sections of the EDCP.

               For the three performance measurement cycles ending December 31, 1994, 1995 and 1996, any grants of options will be made at or near the end of each cycle (on a date between December 1 and February 10 selected by the Compensation Committee), and the number of shares covered by an option granted to a participant will be determined by dividing an amount equal to the participant's cash incentive award by an estimated value for a share of the Company's common stock determined through the following process:

               (1) Increase the average of the high and low trading prices of the Company's common stock as of the first day of the three-year performance measurement cycle (the "base price") by a compound annual rate of 10% for a seven year period;

H.F. AHMANSON & COMPANY                                      MARCH 8, 1994
EXECUTIVE LONG-TERM INCENTIVE PLAN                           PAGE 7
=========================================
               OTHER PROVISIONS (CONTINUED)
               --------------------------------

               (2) Subtract the "base price" from the estimated future stock value determined in step (1);

               (3) Determine the present value of the estimated future gain determined in step (2) using an 8% annual discount rate;

               (4)  Multiply the value determined in step (3) by 75%.

               The cycles ending December 31, 1994 and December 31, 1995 commenced on October 1, 1991 and October 1, 1992, respectively, and will each consist of 39 months.

ADMINISTRATION The Compensation Committee shall administer this plan and
AND            shall decide all questions arising in the administration,
INTERPRETATION interpretation and application of the plan, including all questions of awards and payments. The decision of the Committee shall be conclusive and binding on all parties, providing that the Committee acted in good faith.

               It is the intent of the Company that this plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Covered Employees (within the meaning of Internal Revenue Code section 162(m)), the applicable requirements of section 162(m), so that the Company's tax deduction for remuneration in respect of an Award for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such section. If any provision of this plan or of any Award would otherwise frustrate or conflict with the intent expressed herein, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provisions shall be deemed void as applicable to Covered Employees.